UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material under §240.14a-12

SEMLER SCIENTIFIC, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Joe Burnett, MSBA 0 @IIICapital A majority of $SMLR stockholders have yet to cast their proxy vote. Approval of blank check preferred (Proposal 4) is important for giving us optionality to accretively acquire BTC. Call (855) 206-1113 or email smlr@allianceadvisors.com to vote. Please share and vote ASAP. 1:13 PM • Aug 27, 2025 • 557 Views il.i View post engagements t1.3 Post your reply CII Joe Burnett, MSBA O @IIICapital • 2m fJ View Proxy Statement: ir.semlerscientific.com/node/11046/html tl, il.i 199 ACTIVE/202281912.1

;i Semler Scientific Joe Burnett, MSBA O @IIICapital • 3m $SMLR Joe Burnett, MSBA O @IIICapital • 4m A majority of $SMLR stockholders have yet to cast their proxy vote. fj ... Approval of blank check preferred (Proposal 4) is important for giving us optionality to accretively acquire BTC. il.i 332 ACTl VE/202281912.1